Exhibit 99.1

ReachLocal Reports First Quarter 2011 Results

Direct Local Revenue Increases 37% Year-over-Year

International Revenue Grows 76% Year-over-Year

Raises FY 2011 Adjusted EBITDA Guidance

Announces Strategic Partnership with Google to Accelerate International Expansion

(WOODLAND HILLS, CA) – April 26, 2011 - ReachLocal, Inc. (NASDAQ:RLOC), a leader in local online marketing solutions for small- and medium-sized businesses (SMBs), today reported financial results for the first quarter ended March 31, 2011.

Management Commentary

“During the first quarter of 2011, ReachLocal continued to deliver strong revenue growth across all channels and improved Adjusted EBITDA as our business continued to scale,” said Zorik Gordon, President and CEO of ReachLocal.

“We are also pleased to announce today the formation of a global partnership with Google to accelerate our international expansion efforts. International markets now represent more than 20% of ReachLocal’s business, and we believe this partnership will be a significant contributor in our strategy to increase our presence overseas,” added Gordon.

“Strong IMC productivity in the first quarter of 2011 resulted in 37% year-over-year revenue growth for our Direct Local channel, and we believe our 76% year-over-year revenue growth from our international operations reflects the significant opportunities available to the Company overseas,” said CFO Ross Landsbaum. “We delivered $1.2 million of Adjusted EBITDA even in the face of the planned investments we announced earlier this year. Based on these strong first quarter results and the expected benefits from our new strategic partnership with Google, we are raising full-year 2011 Adjusted EBITDA guidance to $9 million to $11 million, up from the prior guidance of $6 million to $8 million.”

Quarterly Results at a Glance

(Amounts in 000’s except key metrics and per share amounts)

	Q1 2011	Q1 2010	% Change
Revenue	$84,058	$63,626	32%
Net Loss	$(3,447)	$(2,254)	(53)%
Net Loss per Diluted Share*	$(0.12)	$(0.10)	(20)%
Adjusted EBITDA	$1,194	$(228)	624%
Underclassmen Expense	$10,396	$7,806	33%
Cash Flow from Operations	$4,029	$2,529	59%
Non-GAAP Net Loss	$(494)	$(1,230)	60%
Non-GAAP Net Loss per Diluted Share	$(0.02)	$(0.05)	60%

Revenue by Channel and Geography:
Direct Local Revenue	$64,515	$47,249	37%
National Brands, Agencies and Resellers (NBAR) Revenue	$19,543	$16,377	19%
International Revenue (included above)	$17,206	$9,758	76%

Key Metrics (at period end):
Active Advertisers	17,400	15,700	11%
Active Campaigns	24,300	19,700	23%
Total Upperclassmen	303	227	33%
Total Underclassmen	435	342	27%
Total IMCs	738	569	30%

Business Outlook

The Company’s outlook for the second quarter of 2011 is as follows:

Second Quarter 2011

•	Revenues in the range of $92.5 to $94.5 million

•	Adjusted EBITDA in the range of $1.0 to $2.0 million

•	Ending Upperclassmen headcount of 320 to 340

•	Ending Underclassmen headcount of 405 to 425

•	Ending total IMC headcount of 725 to 765

The Company’s revised outlook for the fiscal year 2011 is as follows:

•	Revenues in the range of $380 to $400 million

•	Adjusted EBITDA in the range of $9 to $11 million

•	Ending Upperclassmen headcount of 400 to 440

•	Ending Underclassmen headcount of 345 to 385

•	Ending total IMC headcount of 745 to 825

Conference Call and Webcast Information

The ReachLocal first quarter 2011 teleconference and webcast is scheduled to begin at 2:00 p.m., Pacific Time, on Tuesday, April 26, 2011, during which the Company will provide forward-looking information. To participate on the live call, analysts and investors should dial 877-941-1430 at least ten minutes prior to the call. ReachLocal will also offer a live and archived webcast of the conference call, accessible from the “Investors” section of the Company’s Web site at www.reachlocal.com.

Use of Non-GAAP Measures

ReachLocal management evaluates and makes operating decisions using various financial and operational metrics. In addition to the Company’s GAAP results, Management also considers non-GAAP measures of net income (loss), net income (loss) per share, and Adjusted EBITDA. Management believes that these non-GAAP measures provide useful information about the Company’s core operating results and thus are appropriate to enhance the overall understanding of the Company’s past financial performance and its prospects for the future. The attached tables provide a reconciliation of these non-GAAP financial measures with the most directly comparable GAAP financial measures. Management also tracks and reports on Underclassmen Expense, Active Advertisers, Active Campaigns and the total number of Internet Marketing Consultants (IMCs), as each of these metrics are important gauges of the progress of the Company’s performance.

The non-GAAP net income is defined as earnings before (a) stock-based compensation related expense (including the related adjustment to amortization of capitalized software development costs) and (b) acquisition related costs (including in the case of the February 2010 acquisition of SMB:Live and the February 2011 acquisition of DealOn, the amortization of acquired intangibles and the deferred cash consideration). Adjusted EBITDA is defined as net income (loss) before interest, income taxes, depreciation and amortization expenses, excluding, when applicable, stock-based compensation, the effects of accounting for business combinations and amounts included in other non-operating income or expense.

Each of these non-GAAP measures, while having utility, also have limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect the Company’s cash expenditures for capital equipment or other contractual commitments;

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect capital expenditure requirements for such replacements;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, the Company’s working capital needs;

•	Adjusted EBITDA and non-GAAP net income (loss) do not consider the potentially dilutive impact of issuing equity-based compensation to the Company’s management and other employees;

•

Adjusted EBITDA does not reflect the potentially significant interest expense or the cash requirements necessary to service interest or principal payments on indebtedness that the Company may incur in the future;

•

Adjusted EBITDA does not reflect income and expense items that relate to the Company’s financing and investing activities, any of which could significantly affect the Company’s results of operations or be a significant use of cash;

•	Adjusted EBITDA and non-GAAP net income (loss) do not reflect costs or expenses associated with accounting for business combinations;

•	Adjusted EBITDA does not reflect certain tax payments that may represent a reduction in cash available to the Company; and

•	Other companies, including companies in the same industry, calculate Adjusted EBITDA and non-GAAP net income (loss) measures differently, which reduces their usefulness as a comparative measure.

Adjusted EBITDA is not intended to replace operating income (loss), net income (loss) and other measures of financial performance reported in accordance with GAAP. Rather, Adjusted EBITDA is a measure of operating performance that may be considered in addition to those measures. Because of these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to the Company to invest in the growth of the business.

Underclassmen Expense is a number the Company calculates to approximate its investment in Underclassmen and is comprised of the selling and marketing expenses allocated to Underclassmen during a reporting period. The amount includes the direct salaries and allocated benefits of the Underclassmen (excluding commissions), training and sales organization expenses including depreciation allocated based on relative headcount and marketing expenses allocated based on relative revenue. While management believes that Underclassmen Expense provides useful information regarding the Company’s approximated investment in Underclassmen, the methodology used to arrive at the estimated Underclassmen Expense was developed internally by the Company, is not a concept or method recognized by GAAP and other companies may use different methodologies to calculate or approximate measures similar to Underclassmen Expense. Accordingly, the calculation of Underclassmen Expense may not be comparable to similar measures used by other companies. Management refers to sales through its sales force of Internet Marketing Consultants as its Direct Local channel. As the sale to agencies, resellers and national brands involves negotiations with businesses that generally represent an aggregated group of SMB advertisers, management groups them together as the National Brands, Agencies and Resellers (NBAR) channel.

Active Advertisers is a number the Company calculates to approximate the number of clients directly served through the Company’s Direct Local channel as well as clients served through the Company’s National Brands, Agencies and Resellers channel. The Company calculates Active Advertisers by adjusting the number of Active Campaigns to combine clients with more than one Active Campaign as a single Active Advertiser. Clients with more than one location are generally reflected as multiple Active Advertisers. Because this number includes clients served through the National Brands, Agencies and Resellers channel, Active Advertisers includes entities with which the Company does not have a direct client relationship. Numbers are rounded to the nearest hundred.

Active Campaigns is a number the Company calculates to approximate the number of individual products or services the Company is managing under contract for Active Advertisers. For example, if the Company is performing both ReachSearch and ReachDisplay campaigns for a client, the Company considers that two Active Campaigns. Similarly, if a client purchased ReachSearch campaigns for two different products or purposes, the Company considers that two Active Campaigns. Numbers are rounded to the nearest hundred.

Caution Concerning Forward-Looking Statements

Statements in this press release regarding the Company’s guidance for future periods and the quotes from management constitute “forward-looking” statements within the meaning of the Securities Exchange Act of 1934. These statements reflect the Company’s current views about future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievement to materially differ from those expressed or implied by the forward-looking statements. Actual events or results could differ materially from those expressed or implied by these forward-looking statements as a result of various factors, including: (i) the Company’s ability to purchase media from Google, Yahoo! and Microsoft under commercially reasonable terms; (ii) failure of the Adwords strategic relationship with Google denoted as a strategic partnership above to produce expected results; (iii) the Company’s ability to recruit, train and retain its Internet Marketing Consultants; (iv) the Company’s ability to attract and retain customers; (v) the Company’s ability to successfully enter new markets and manage its international expansion; (vi) the Company’s ability to successfully develop and offer new products and services in the highly competitive online advertising industry; (vii) the impact of worldwide economic conditions, including the resulting effect on advertising budgets; and (viii) our ability to comply with government regulation affecting our business, including regulations or policies governing consumer privacy. More information about these factors and other potential factors that could affect the Company’s business and financial results is contained in its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K . The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

About ReachLocal, Inc.

ReachLocal, Inc.’s (NASDAQ:RLOC) mission is to help small- and medium-sized businesses (SMBs) acquire, maintain and retain customers via the Internet. ReachLocal offers a comprehensive suite of online marketing solutions, including search engine marketing (ReachSearch™), Web presence (ReachCast™), display advertising (ReachDisplay™) and remarketing, online marketing analytics (TotalTrack®), and our out-of-the-box assisted chat service (TotalLiveChat™), each targeted to the SMB market. ReachLocal delivers this suite of services to SMBs through a combination of its proprietary technology platform and its direct, “feet-on-the-street” sales force of Internet Marketing Consultants and select third party agencies and resellers. Bizzy™, a personalized local business recommendation engine, and DealOn™, a deal commerce company, are wholly owned subsidiaries of ReachLocal. ReachLocal is headquartered in Woodland Hills, CA, with offices throughout North America and in Australia, the United Kingdom and Germany.

Investor Relations: Alex Wellins The Blueshirt Group (415) 217-5861 alex@blueshirtgroup.com	Media Contact: David Glaubke Director of Corporate Communications ReachLocal, Inc. (818) 936-9908 dglaubke@reachlocal.com

(Tables to follow)

REACHLOCAL, INC.

UNAUDITED BALANCE SHEETS

(in thousands, except per share data)

	March 31, 2011	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$76,409	$79,906
Short-term investments	8,212	8,208
Accounts receivable, net	3,533	3,295
Prepaid expenses and other current assets	2,289	2,376

Total current assets	90,443	93,785

Property and equipment, net	7,566	6,710
Capitalized software development costs, net	12,039	10,803
Restricted certificates of deposit	867	801
Intangible assets, net	4,520	2,963
Other assets	1,326	1,400
Goodwill	41,766	34,118

Total assets	$158,527	$150,580

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$28,443	$27,471
Accrued expenses	13,887	14,234
Deferred payment obligations	2,379	530
Deferred revenue and other liabilities	27,347	24,656

Total current liabilities	72,056	66,891

Deferred rent and other liabilities	1,658	1,673

Total liabilities	73,714	68,564

Stockholders’ Equity:
Common stock	—	—
Receivable from stockholder	(87)	(87)
Additional paid-in capital	104,303	98,140
Accumulated deficit	(19,491)	(16,044)
Accumulated other comprehensive loss	88	7

Total stockholders’ equity	84,813	82,016

Total liabilities and stockholders’ equity	$158,527	$150,580

REACHLOCAL, INC.

UNAUDITED STATEMENT OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended March 31,
	2011	2010
Revenue	$84,058	$63,626
Cost of revenue	44,500	34,839
Operating expenses:
Selling and marketing	32,419	23,940
Product and technology	3,539	2,344
General and administrative	7,077	5,385

Total operating expenses	43,035	31,669

Loss from operations	(3,477)	(2,882)
Other income (expense), net	196	(10)

Loss before provision for income taxes	(3,281)	(2,892)
Provision (benefit) for income taxes	166	(638)

Net loss	$(3,447)	$(2,254)

Net loss per share available to common stockholders
Basic	$(0.12)	$(0.10)
Diluted	$(0.12)	$(0.10)

Weighted average common shares used in computation of net loss per share (5)
Basic	28,461	23,680
Diluted	28,461	23,680

Stock-based compensation, net of capitalization, and depreciation and amortization included in above line items:
Stock-based compensation:
Cost of revenue	$51	$91
Selling and marketing	378	181
Product and technology	258	264
General and administrative	1,091	549

	$1,778	$1,085

Depreciation and amortization:
Cost of revenue	$156	$72
Selling and marketing	330	245
Product and technology	1,695	670
General and administrative	298	247

	$2,479	$1,234

REACHLOCAL, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, except per share data)

	Three Months Ended March 31,
	2011	2010
Cash flow from operating activities:
Net loss	$(3,447)	$(2,254)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,479	1,234
Stock-based compensation, net	1,778	1,085
Provision for doubtful accounts	90	35
Provision for deferred income taxes	—	(702)
Accrual of interest on deferred payment obligations	—	136
Changes in operating assets and liabilities:
Accounts receivable	(287)	(21)
Prepaid expenses and other current assets	(29)	308
Other assets	86	86
Accounts payable and accrued liabilities	730	388
Deferred revenue and other	2,629	2,234

Net cash provided by operating activities	4,029	2,529

Cash flow from investing activities:
Additions to property, equipment and software	(3,933)	(1,682)
Purchase of DealOn, net or acquired cash	(5,793)	—
Purchase of SMB:LIVE, net of acquired cash	—	(2,753)
Purchases of certificates of deposit	(57)	—
Purchases of short term investments	(4)	(15)

Net cash used in investing activities	(9,787)	(4,450)

Cash flow from financing activities:
Proceeds from exercise of stock options	1,946	147
Deferred offering costs	—	(899)

Net cash provided by (used in) financing activities	1,946	(752)

Effect of exchange rates on cash	315	80

Net change in cash and cash equivalents	(3,497)	(2,593)
Cash and cash equivalents—beginning of period	79,906	35,379

Cash and cash equivalents—end of period	$76,409	$32,786

	Three Months Ended March 31,
	2011	2010
Reconciliation of Adjusted EBITDA to Loss from operations
(in thousands)
Loss from operations	$(3,477)	$(2,882)
Add:
Depreciation and amortization	2,479	1,234
Stock-based compensation, net	1,778	1,085
Acquisition and integration costs	414	335

Adjusted EBITDA (1)	$1,194	$(228)

Underclassmen Expense (2)	$10,396	$7,806

REACHLOCAL, Inc.

Reconciliation of GAAP to Non-GAAP Operating Results for Three Months Ended March 31, 2011 and 2010

(in thousands, except per share amounts)

	Three Months Ended March 31, 2011				Three Months Ended March 31, 2010
		Adjustments:				Adjustments:
	GAAP Operating Results “As Reported”	Stock-based Compensation Related Expense (3)	Acquisition Related Costs (4)	Non-GAAP Operating Results	GAAP Operating Results “As Reported”	Stock-based Compensation Related Expense (3)	Acquisition Related Costs (4)	Non-GAAP Operating Results
Revenue	$84,058	—	—	$84,058	$63,626	—	—	$63,626

Cost of revenue	44,500	(51)	—	44,449	34,839	(91)	—	34,748

Operating expenses:
Sales and marketing	32,419	(378)	—	32,041	23,940	(181)	(4)	23,755
Product and technology	3,539	(549)	(314)	2,676	2,344	(313)	(131)	1,900
General and administrative	7,077	(1,091)	(570)	5,416	5,385	(549)	(456)	4,380

Total Operating expenses	43,035	(2,018)	(884)	40,133	31,669	(1,043)	(591)	30,035

Loss from operations	(3,477)	2,069	884	(524)	(2,882)	1,134	591	(1,157)
Gain on acquisition of Reach Local Australia					—	—	—	—
Other income (expense), net	196	—	—	196	(10)	—	—	(10)

Loss before provision for income taxes	(3,281)	2,069	884	(328)	(2,892)	1,134	591	(1,167)
Provision for income tax	166	—	—	166	(638)	—	701	63

Net Loss	$(3,447)	2,069	884	$(494)	$(2,254)	1,134	(110)	$(1,230)

Net loss per share
Basic	$(0.12)			$(0.02)	$(0.10)			$(0.05)
Diluted	$(0.12)			$(0.02)	$(0.10)			$(0.05)

Weighted average shares outstanding (5)
Basic	28,461			28,461	23,680			23,680
Diluted	28,461			28,461	23,680			23,680

Footnotes

(1)	Adjusted EBITDA is defined as net income (loss) before interest, income taxes, depreciation and amortization expenses and excluding, when applicable, non-cash stock-based compensation, the effects of accounting for business combinations and amounts included in other non-operating income or expense.
(2)	Underclassmen Expense is a number the Company calculates to approximate its investment in Underclassmen and is comprised of the selling and marketing expenses allocated to Underclassmen during a reporting period. The amount includes the direct salaries and allocated benefits of the Underclassmen (excluding commissions), training and sales organization expenses including depreciation allocated based on relative headcount and marketing expenses allocated based on relative revenue.
(3)	Stock-based Compensation Related Expense: Includes stock-based compensation expense and the related adjustment to amortization of capitalized software development costs.
(4)	Acquisition Related Costs: Acquisition related costs, including the amortization of acquired intangibles and the deferred cash consideration for the SMB:Live and DealOn acquistions, are excluded from the Non-GAAP operating results as these are non-recurring charges which the Company would not have incurred as part of continuing operations.
(5)	Weighted average shares outstanding: The weighted average shares outstanding prior to the initial public offering date of May 19, 2010 have been retroactively adjusted to reflect the conversion of the Company’s preferred stock into common stock. The periods after the initial public offering reflect the actual shares outstanding.